                           SCHEDULE 14A INFORMATION
                           ------------------------

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [_]  Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [x]  Definitive Proxy Statement
     [_]  Definitive Additional Materials
     [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Vitesse Semiconductor Corporation
---------------------------------
(Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
(Name of person(s) filing proxy statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required
     [_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a) (2) of Schedule 14A.
     [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.


          (1) Title of each class of securities to which transaction applies:

              _____________________________________________________________

              _____________________________________________________

          (2) Aggregate number of securities to which transaction applies:

              _____________________________________________________


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ________________________________________________________________

              _____________________________________________________

          (4) Proposed maximum aggregate value of transaction: _______________

              _____________________________________________________


          (5) Total fee paid: ______________________________________________

              _____________________________________________________

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:_________________________________________
          (2) Form, Schedule or Registration Statement No.:___________________
          (3) Filing Party:___________________________________________________
          (4) Date Filed:_____________________________________________________

                       Vitesse Semiconductor Corporation
                                741 Calle Plano
                              Camarillo, CA 93012
                                 (805) 388-3700

                    Notice of Annual Meeting of Stockholders
                              On January 25, 2000

Dear Vitesse Stockholder:

   On Tuesday, January 25, 2000, Vitesse Semiconductor Corporation, a Delaware corporation, will hold its 2000 Annual Meeting of Stockholders at the Westlake Village Inn located at 32001 Agoura Road, Westlake Village, California 91361. The meeting will begin at 10:30 a.m.

   Only stockholders who owned stock at the close of business on December 2, 1999 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1. Elect a Board of Directors.

  2. Approve an amendment to the Directors' Stock Option Plan to reserve an additional 250,000 shares of Vitesse common stock thereunder for issuance.

  3. Approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for an increase in authorized shares of common stock, par value $.01 per share, of the Company from 250,000,000 to 500,000,000.

  4. Approve the appointment of our independent auditors for 2000.

  5. Attend to other business properly presented at the meeting.

   Your Board of Directors recommends that you vote in favor of the four proposals outlined in this Proxy Statement.

   At the meeting we will also report on Vitesse's 1999 business results and other matters of interest to stockholders.

   Vitesse recently mailed a copy of its 1999 Annual Report to all stockholders. The approximate date of mailing for this notice, proxy statement and proxy card is December 17, 1999.

                                          The Board of Directors

December 17, 1999
Camarillo, California

                       VITESSE SEMICONDUCTOR CORPORATION

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                January 25, 2000

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Vitesse Semiconductor Corporation ("Vitesse" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, January 25, 2000, at 10:30 a.m., and at any adjournment that may take place.

   The Annual Meeting will be held at the Westlake Village Inn located at 32001 Agoura Road, Westlake Village, California 91361. Vitesse anticipates sending the proxy materials to stockholders on or about December 17, 1999.

   The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q:  What may I vote on?

A:  (1) The election of five nominees to serve on our Board of Directors.
    (2) A proposal to approve an amendment to the Directors' Stock Option Plan to reserve an additional 250,000 shares of common stock for issuance thereunder.
    (3) A proposal to amend the Amended and Restated Certificate of Incorporation to provide for an increase in authorized shares of Vitesse common stock, par value $.01 per share, from 250,000,000 to 500,000,000.
    (4) The approval of the appointment of our independent auditors for 2000.
    (5) Any other business properly presented at the meeting.

Q:  How does the Board recommend I vote on the proposals?

A: The Board recommends a vote FOR each of the director nominees, FOR the amendment of the Directors' Stock Option Plan, FOR the amendment to increase authorized shares from 250,000,000 to 500,000,000, and FOR the appointment of KPMG LLP as independent auditors for 2000.

Q:  Who is entitled to vote?

A: Stockholders as of the close of business on December 2, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 157,018,307 shares of the Company's common stock were issued and outstanding.

Q:  How do I vote?

A: You may vote in person at the Annual Meeting, by signing and dating each proxy card you receive and returning it in the prepaid envelope, or through the Internet or telephone voting system more fully described on your proxy card.

Q:  How can I change my vote or revoke my proxy?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:  What does it mean if I get more than one proxy card?

A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:  Who will count the vote?

A: Representatives of Boston EquiServe, the Company's transfer agent, will count the votes and act as the inspector of election. The Company believes that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:  What is a "quorum"?

A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present with respect to that matter for purposes of establishing a quorum.

Q:  Who can attend the Annual Meeting?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

Q:  How will voting on any other business be conducted?

A: We do not know of any business to be considered at the 2000 Annual Meeting other than the proposals described in this proxy statement. However, because the Company did not receive notice of any other proposals to be brought before the meeting by November 2 (45 days prior to the month and day of last year when proxy materials for the 1999 Annual Meeting were mailed to stockholders), if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Pierre R. Lamond, Vitesse's Chairman, and Louis R. Tomasetta, Vitesse's President and Chief Executive Officer, to vote on such matters at their discretion.

Q:  Who are the largest principal stockholders?

A: Fidelity Management and Research Corporation owned 12,400,000 shares, or 7.9% as of September 30, 1999, according to information provided by Fidelity Management and Research Corporation. Janus Capital Corporation owned 9,678,340 shares, or 6.2% as of September 30, 1999, according to information provided by Janus Capital Corporation.

Q:  How and when may I submit proposals for the 2001 Annual Meeting?

A: To have your proposal included in the Company's Proxy Statement for the 2001 Annual Meeting, you must submit your proposal in writing by August 19, 2000, to the Company's Secretary, c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

  If you submit a proposal for the 2001 Annual Meeting after November 2, 2000, the proxy for the 2001 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

  You should also be aware of certain other requirements you must meet to have your proposal included in the Company's Proxy Statement for the 2001 Annual Meeting that are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Q:  How much did this proxy solicitation cost?

A: Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $6,000, plus certain out-of-pocket expenses. We also reimburse brokerage houses and persons representing beneficial owners of shares for their reasonable out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers or employees may also solicit proxies in person or by telephone, but they will not receive any additional compensation for doing so.

                           PROPOSALS YOU MAY VOTE ON

1. Election of Directors.

   The Company has nominated five (5) candidates for election to the Board this year. Detailed information on each of the Company's nominees is provided on page 8. All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. We expect that each nominee listed on page 8 will be able and will not decline to serve as a director.

Vote Required; Recommendation of the Board of Directors

   With respect to the election of directors, the five candidates receiving the highest number of FOR votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

Your Board unanimously recommends a vote FOR Proposal 1.

2. Amendment to the Directors' Stock Option Plan reserving an additional 250,000 shares of Vitesse common stock for issuance thereunder.

Proposed Amendment

   The Board of Directors is asking stockholders to amend the Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Vitesse common stock reserved thereunder from 2,400,000 to 2,650,000.

   Of the 2,400,000 shares of common stock presently reserved under the Directors' Plan, 1,298,400 shares have been issued pursuant to option exercises, 787,200 shares are subject to outstanding options, and 314,400 shares are available for grant. The proposed increase in shares reserved under the Directors' Plan would be sufficient to fund the anticipated option grants for directors through 2001, or through the remaining term of the Directors' Plan.

Vote Required; Recommendation of Board of Directors

   Proposal 2 was adopted by the Board of Directors in October 1999, subject to stockholder approval. In considering the recommendation of the Board of Directors that the proposed amendment be adopted, it should be noted that non-employee Directors have an inherent conflict of interest in their recommendation because they personally benefit from the adoption of the amendment at the potential expense of the stockholders.

   Because approval of this proposal requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

Your Board unanimously recommends a vote FOR Proposal 2.

Description of the Directors' Plan

   General; Eligibility. The Directors' Plan was initially adopted by the Board of Directors and approved by the stockholders of Vitesse on August 6, 1991. Options to purchase common stock are granted under the Directors' Plan to individuals who serve as members of the Board of Directors of Vitesse or its subsidiaries but are not employees of Vitesse or its subsidiaries. The number of shares of common stock reserved for issuance under the Directors' Plan is 2,400,000, or 2,650,000 if Proposal 2 is approved. Option grants under the Directors' Plan are not considered "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). The Directors' Plan terminates on January 1, 2002.

   Administration. The Directors' Plan is designed to operate automatically without requiring administration. However, to the extent administration is necessary, it will be provided by the Board of Directors. The interpretation and construction of any provision of the Directors' Plan by the Board of Directors shall be final and conclusive. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Directors' Plan.

   Terms of Grant. The Directors' Plan provides that, as of the close of business on January 1 each year, each non-employee director generally receives a grant of an option to purchase 60,000 shares of common stock, or 90,000 in the case of the Chairman of the Board. Generally, any new non-employee director joining the Board of Directors will receive an initial option grant, on the date such person first becomes a non-employee director, for 60,000 shares of common stock, or 90,000 in the case of the Chairman of the Board. Options under the Directors' Plan vest over a period of five years, at a rate of 2% per month. All options granted pursuant to the Directors' Plan are evidenced by written agreements. The option price is set at 100% of the fair market value of Vitesse common stock on the date the option is granted. The exercise price may be paid in cash, by tendering shares of common stock (valued at fair market value), by withholding shares otherwise issuable upon exercise in aggregate value equal the exercise price, by promissory note, by subscription agreement or by a combination of the foregoing. The terms of the options under the Directors' Plan described above may not be amended more than once every six months, except for amendments to comply with changes in applicable law. Options granted under the Directors' Plan are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Any option granted under the Directors' Plan terminates upon the earlier of (i) ten years after the date such option is granted, (ii) three months after the optionee's termination of service as a director of Vitesse, or (iii) six months following termination of service as a director of Vitesse due to death or disability.

   The Directors' Plan requires that options granted thereunder comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act, or any successor to Rule 16b-3. Such options contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Directors' Plan transactions.

   Termination; Amendment. The Board of Directors may, at any time and from time to time, amend, alter, suspend or discontinue the Directors' Plan as to any shares of common stock as to which options have not been granted.

   Changes in Capitalization; Liquidation; Change of Control. The number of shares of Vitesse common stock for which options are outstanding pursuant to the Directors' Plan and the number of shares of Vitesse common stock reserved for issuance under the Directors' Plan but not subject to outstanding options will be adjusted proportionately for any increase or decrease in the outstanding shares of common stock effected without receipt of consideration by the Company, such as a stock split or a reverse stock split. In the event of the proposed dissolution or liquidation of Vitesse, all outstanding options will terminate immediately prior to the consummation of such proposed action. The Board may, in the event of liquidation or dissolution of Vitesse, declare that any options granted under the Directors' Plan shall terminate as of a date fixed by the Board and give the holders of each such option the right to exercise such options as to all or any part of the stock subject to such option, regardless of whether such shares are vested. In the event of a merger of Vitesse with or into another corporation or the sale of all or substantially all of the assets of Vitesse, each option under the Directors' Plan shall be assumed, or an equivalent option substituted, by the corporation acquiring Vitesse, unless the Board determines that such options should become fully vested in lieu of assumption or substitution by the acquiring corporation.

Federal Income Tax Consequences

   An optionee will not recognize income at the time an option is granted to such optionee under the Directors' Plan. However, upon exercise of an option granted under the Directors' Plan, the optionee will generally recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Generally, Vitesse will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary income.

   Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of an option, the optionee will have either long-term or short-term capital gain or loss (depending upon the holding period), measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and Vitesse with respect to the grant and exercise of options under the Directors' Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

3. Proposal to amend the Amended and Restated Certificate of Incorporation to provide for an increase in authorized shares of Vitesse common stock, par value $.01 per share, from 250,000,000 to 500,000,000.

   The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock consisting of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. In October 1999, the Board authorized an amendment to the Certificate to increase the authorized number of shares of common stock to 500,000,000 shares (the "Amendment"). The stockholders are being asked to approve the Amendment at the Annual Meeting.

   As of the Record Date, 157,018,307 shares of common stock were issued and outstanding and an aggregate of 22,295,927 shares were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's stock option plans, employee stock purchase plans and certain other options and rights to acquire common stock assumed by the Company in connection with past acquisitions.

   If the Amendment is approved, the Board will have the authority to issue up to approximately 320,000,000 (as of the Record Date) shares of common stock without further stockholder approval. The Board believes that the increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders. The principal purpose of the proposed increase in the authorized number of shares of common stock is to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary or desirable. Such purposes may include, without limitation, facilitating broader ownership of the Company's common stock by effecting a stock split or issuing a stock dividend, raising capital or acquiring property, technologies or companies through merger or the sale of stock, or attracting or retaining valuable employees by the issuance of stock options. The Board currently has not adopted any specific resolution as to the use of the additional shares.

   Under Delaware law, the Board generally may issue authorized but unissued shares of common stock without stockholder approval. The Board does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the certificate of incorporation or by-laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

   The additional shares of common stock authorized pursuant to the Amendment would have all the rights and privileges which the presently outstanding shares of common stock possess. The increase in authorized shares would not immediately affect the terms or rights of holders of existing shares of common stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors. However, to the extent that the additional authorized shares are issued in the future, except in the case of a stock split or stock dividend, such issuances will decrease existing stockholders' percentage equity ownership and could have the effect of diluting the earnings per share and book value per share of outstanding stock ownership. The holders of common stock have no preemptive rights.

Certain Anti-Takeover Effects

   The authorized but unissued shares of common stock could be used to make a change in control of the Company more difficult. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's common stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company.

Vote Required; Recommendation of the Board of Directors

   This proposal will be approved if a majority of the shares of the Company's outstanding common stock vote "FOR" the proposal. Abstention and broker "non-votes" will have the effect of a vote "AGAINST" the proposal.

Your Board unanimously recommends a vote FOR Proposal 3.

4. Approval of the Appointment of KPMG LLP as Independent Auditors

   The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP ("KPMG") as our independent auditors for fiscal 2000 subject to your approval. KPMG has served as our independent auditors since 1991. Representatives of KPMG will attend the Annual Meeting to answer appropriate questions. They also may make a statement.

   Audit services provided by KPMG during fiscal 1999 included an audit of the Company's consolidated financial statements, a review of the Company's Annual Report and certain other filings with the Securities and Exchange Commission ("SEC") and certain other governmental agencies. In addition, KPMG provided various non-audit services to the Company during 1999.

Vote Required; Recommendation of the Board of Directors

   The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of KPMG, the appointment of the independent auditors will be reconsidered by the Board of Directors.

Your Board unanimously recommends a vote FOR Proposal 4.

                      NOMINEES FOR THE BOARD OF DIRECTORS

Pierre R. Lamond                                             Director since 1987
Age 69

   Mr. Lamond has been the Chairman of the Board of Directors since the Company was founded in February 1987. Since December 1981, he has been a General Partner of Sequoia Capital, a venture capital firm. Sequoia has financed companies such as Cypress Semiconductor Corporation, Cisco Systems, Inc., and C-Cube Microsystems, Inc. Mr. Lamond was founder and Vice President of National Semiconductor Corporation. He is also a director of Redback Networks and a number of private companies.

James A. Cole                                                Director since 1987
Age 57

   Mr. Cole has been a General Partner of Spectra Enterprise Associates since 1987 and a General Partner of Windward Ventures since 1997. He was a founder and Executive Vice President of Amplica, Inc., a GaAs microwave IC and sub-system company. Mr. Cole also serves as a director of Giga-Tronics, Inc. and Spectrian Corporation.

Alex Daly                                                    Director since 1998
Age 38

   Mr. Daly has been President and Chief Executive Officer of Cygnus Solutions, a developer of software tools, since May 1998. From 1995 to 1998 he served as Vice President of Sales & Marketing and Chief Marketing Officer at C-Cube Microsystems, Inc., a developer of digital video communications products. From 1990 to 1995, he served at Intel Corporation, a semiconductor company, most recently as director of marketing for the mobile computing group.

John C. Lewis                                                Director since 1990
Age 64

   Mr. Lewis is Chairman of the Board of Directors of Amdahl Corporation, a manufacturer of large, general purpose computer storage systems and software products where he has been since 1977. Before joining Amdahl in 1977, he was President of Xerox Business Systems. Mr. Lewis also serves as a director of Cypress Semiconductor Corporation, Pinnacle Systems and Cygnus Solutions.

Louis R. Tomasetta                                           Director since 1987
Age 51

   Dr. Tomasetta, a co-founder of the Company, has been President, Chief Executive Officer and a Director since the Company's inception in February 1987. From 1984 to 1987, he served as President of the integrated circuits division of Vitesse Electronics Corporation. Prior to that he was the director of the Advanced Technology Implementation department at Rockwell International Corporation. Dr. Tomasetta has over 25 years experience in the management and development of GaAs based businesses, products, and technology. Dr. Tomasetta also serves as a director of Maker Communications, Inc.

                         BOARD MEETINGS AND COMMITTEES

   The Company's Board usually meets five times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held five meetings during fiscal 1999 and all of the directors attended at least 75% of the Board meetings of which they were members.

   The full Board considers all major decisions of the Company. However, the Board has established the following two standing committees, each of which is chaired by an outside director:

Compensation Committee

   The Compensation Committee reviews and approves officers' salaries and employee compensation programs. During fiscal 1999, the Committee, which currently consists of James A. Cole, Alex Daly and Pierre R. Lamond, met at the same times as the Board of Directors met as a whole and all members attended at least 75% of the meetings.

The Audit Committee

   The Audit Committee reviews and evaluates the Company's accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company's independent auditors and approves the services performed by the auditors. The Committee, which currently consists of James A. Cole, Pierre R. Lamond and John C. Lewis, met four times during fiscal 1999 and all members attended at least 75% of the meetings.

   The Board currently has no nominating committee or committee performing a similar function.

                             DIRECTOR COMPENSATION

   Non-employee directors receive $2,000 for each Board meeting attended in person and $1,000 for each meeting attended by telephone. Directors are also reimbursed for customary and usual travel expenses.

   All non-employee directors participate in the Directors' Plan. For details about the Directors' Plan and options under it, see "Description of the Directors' Plan" elsewhere in this proxy statement.

   During fiscal 1999, Mr. Lamond was granted an option to purchase 90,000 shares of common stock and Messrs. Cole, Daly and Lewis each were granted an option to purchase 60,000 shares of common stock at an exercise price of $22.8125.

   Employee directors receive no other compensation for serving on the Board.

                            STOCK PERFORMANCE GRAPH

                Comparison of Five-Year Cumulative Total Return

   The following performance graph compares the cumulative total stockholder return on the Company's common stock with the NASDAQ Stock Market-U.S. Index and the NASDAQ Electronic Components Index from market close on the last trading day in September 1994 through September 30, 1999. The graph is based on the assumption that $100 was invested in each of the Company's common stock, the NASDAQ Stock Market-U.S. Index and the NASDAQ Electronic Components Index on September 30, 1994.

   The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG VITESSE SEMICONDUCTOR CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX



                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           VITESSE        NASDAQ STOCK    NASDAQ ELECTRONIC
(Fiscal Year Covered)        SEMICONDUCTOR  MARKET (U.S.)   COMPONENTS
-------------------          -------------  -------------   -----------------
Measurement Pt-  9/94        $100           $100            $100
FYE   9/95                   $271           $138            $199
FYE   9/96                   $736           $164            $237
FYE   9/97                   $1,416         $225            $417
FYE   9/98                   $1,350         $229            $332
FYE   9/99                   $4,879         $372            $683

*$100 INVESTED ON 9/30/94 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS,
 FISCAL YEAR ENDING SEPTEMBER 30.

                              PRINCIPAL OWNERSHIP
                      OF VITESSE SEMICONDUCTOR CORPORATION
                                  COMMON STOCK

   The following table shows the number of shares of Company common stock owned as of September 30, 1999 by the directors, the Named Executive Officers listed on page 13, all directors and officers as a group, and holders known to the Company of at least 5% of the Company's common stock.

                         Principal Stock Ownership(/1/)

                                                           Total Shares
                                           Shares       Beneficially Owned
                                         Exercisable     Plus Exercisable
Name of Individuals or   Shares Owned Within 60 Days of Within 60 Days of  Percent
Identity of Group        Beneficially  Sept. 30, 1999     Sept. 30, 1999   of Total
----------------------   ------------ ----------------- ------------------ --------
Fidelity Management and
 Research Corporation
 82 Devonshire Street
 Boston, MA 02109-3614..  12,400,000            --          12,400,000       7.9%
Janus Capital
 Corporation
 100 Fillmore Street
 Denver, CO 80206-4928..   9,678,340            --           9,678,340       6.2%
Louis R.
 Tomasetta(/2/).........     694,036        402,312          1,096,348         *
Neil J. Rappaport.......      70,812        280,000            350,812         *
Pierre R. Lamond........     160,000         75,600            235,600         *
James A. Cole...........      33,700        176,400            210,100         *
Christopher Gardner.....      46,904        110,000            156,904         *
John C. Lewis...........      70,000         45,600            115,600         *
Michael Millhollan......      16,570         70,620             87,190         *
Eugene F. Hovanec.......      10,596         52,338             62,934         *
Alex Daly...............           0         38,400             38,400         *
All executive officers
 and directors as a
 group (12 persons).....   1,531,058      1,441,804          2,972,862       1.9%

--------
 *    Less than 1%
(/1/) All share information has been adjusted to reflect a 3 for 2 stock split on February 12, 1997, a 2 for 1 stock split on May 26, 1998, and a 2 for 1 stock split on October 20, 1999.
(/2/) Includes an aggregate of 63,000 shares held for each of Kathleen A. and Susan A. Tomasetta, pursuant to the Transfer to Minors Act and as to which Dr. Tomasetta has voting and investment power.

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following is a summary of information regarding compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 1999. These five individuals are the "Named Executive Officers."

                           Summary Compensation Table

                                                                                    Long-Term
                                              Annual Compensation              Compensation Awards
                                      ---------------------------------------- --------------------
                                                               Other Annual    Number of Securities
Name and Principal Position      Year  Salary   Bonus        Compensation(/1/)  Underlying Options
---------------------------      ---- -------- --------      ----------------- --------------------
LOUIS R. TOMASETTA.............. 1999 $269,231 $210,830(/2/)         --              760,000
 President & Chief.............. 1998  200,000  139,600(/2/)         --              900,000
  Executive Officer............. 1997  200,000   67,200(/2/)         --              600,000
EUGENE F. HOVANEC............... 1999  180,000  189,747(/2/)         --              160,000
 Vice President, Finance &...... 1998  180,000  111,694(/2/)         --              210,000
  Chief Financial Officer....... 1997  180,000   63,000(/2/)         --              120,000
NEIL J. RAPPAPORT............... 1999  150,000  190,658(/3/)      $4,800(/4/)        150,000
 Vice President, Sales.......... 1998  150,000  166,288(/3/)      28,615(/4/)        180,000
                                 1997  150,000  194,693(/3/)         --              120,000
MICHAEL S. MILLHOLLAN........... 1999  150,000  130,373(/2/)         --              120,000
 Vice President & General....... 1998  150,000   89,745(/2/)         --              180,000
  Manager, Data Communications.. 1997  150,000   58,800(/2/)         --              120,000
CHRISTOPHER GARDNER............. 1999  148,846  114,647(/2/)                         100,000
 Vice President & General....... 1998  135,000   48,394(/2/)         --              180,000
  Manager, Telecommunications... 1997  130,623    4,397(/2/)      20,769(/4/)        160,000

--------
(/1/) Excludes certain expenses which, for any Named Executive Officer, did not exceed the lesser of $50,000 or 10% of the compensation reported in the above table, and which, for all Named Executive Officers as a group, did not exceed the lesser of $50,000 times the number of Named Executive Officers or 10% of all Named Executive Officers' annual salaries and bonuses reported in the above table.
(/2/) Represents amounts paid under the Company's bonus plan.
(/3/) Represents bonuses paid to Mr. Rappaport under the Company's sales commission plan.
(/4/) Primarily represents payment of accrued vacation to Mr. Rappaport and Mr.
      Gardner and in the case of Mr. Rappaport, also includes car allowance.

                               OPTION GRANT TABLE

   The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 1999. These options to purchase common stock were granted to the Named Executive Officers under the Company's 1989 and 1991 Employee Stock Option Plans.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                                                                         Value Assumed Annual
                                                                         Rate of Stock Price
                                                                           Appreciation for
                                       Individual Grants                   Option Term(/1/)
                         ---------------------------------------------- ----------------------
                                                    Exercise
                                      % of Total    or Base
                           Number   Options Granted  Price
                         of Options to Employees in   Per    Expiration
     Name                 Granted     Fiscal Year    Share      Date        5%         10%
     ----                ---------- --------------- -------- ---------- ---------- -----------
Louis R. Tomasetta......  760,000        12.85%     $9.0313   10/5/08   $4,316,599 $10,939,110
Eugene F. Hovanec.......  160,000         2.70%      9.0313   10/5/08      908,758   2,302,971
Neil J. Rappaport.......  150,000         2.54%      9.0313   10/5/08      851,960   2,159,035
Michael S. Millhollan...  120,000         2.03%      9.0313   10/5/08      681,568   1,727,228
Christopher Gardner.....  100,000         1.69%      9.0313   10/5/08      567,974   1,439,357

--------
(/1/These)dollar amounts are not intended to forecast future appreciation of the common stock price. Named Executive Officers will not benefit unless the common stock price increases above the stock option exercise price. Any gain to the Named Executive Officers resulting from common stock price appreciation would benefit all stockholders.

                AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

   The following table shows information for the Named Executive Officers concerning stock options exercised during fiscal 1999 and stock options unexercised at the end of fiscal year 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       And Fiscal Year-end Option Values

                                                           Number of           Value of Unexercised
                          Number of                       Unexercised              In-the-Money
                           Shares                      Options at FY-End         Options at FY-End
                          Acquired       Value     ------------------------- -------------------------
          Name           on Exercise Realized(/1/) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ------------- ----------- ------------- ----------- -------------
Louis R. Tomasetta......   510,000    $12,919,676    250,312     1,960,000   $ 8,795,310  $67,840,425
Eugene F. Hovanec.......   178,000      3,950,439     18,328       470,000       619,449   16,521,865
Neil J. Rappaport.......   190,000      3,546,252    250,000       435,000    10,451,965   15,354,053
Michael S. Millhollan...   216,800      4,970,182     46,620       412,500     1,656,929   14,667,178
Christopher Gardner.....    98,000      1,928,097     90,000       502,500     3,373,125   18,370,756

--------
(/1/Value)realized is the difference between the option exercise price and the fair market value of the Company's common stock at the date of exercise multiplied by the number of options exercised.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors consists of three non-employee directors. The Committee reviews and approves salaries, bonuses and other benefits payable to the Company's executive officers. It also administers the Company's employee stock option and employee stock purchase plans.

Compensation Goals

   The Compensation Committee establishes compensation for executive officers to align with business objectives and performance and to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation programs, including those for executive officers, share these characteristics:

  . The Company pays competitively. The Company offers a compensation program, including competitive base salaries and, where appropriate, relocation benefits, to attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other leading companies in the industry.

  . The Company pays for relative sustained performance. Executive officers are rewarded based upon corporate, departmental, and individual performance. Corporate and departmental performance are evaluated by reviewing whether strategic and business plan goals are met. Individual performance is evaluated by measuring organizational progress against set objectives.

  . The Company strives for fairness to achieve a balance in compensation paid to the executives within the Company and in comparable companies. It believes that the contributions of each member of the executive staff are vital to the success of the Company.

  . The Company believes that employees should understand the performance evaluation and compensation programs. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The chief executive officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

Compensation Components

   The Company's compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation, and reward executive officers and other employees. The components are:

 Cash-Based Compensation:

  . Salary The Committee sets base salary for officers by reviewing the compensation levels for similar positions in comparable companies in the industry.

  . Bonus Under the Company's 1999 bonus plan, bonuses for eligible executive officers are to be paid as a percentage of their base salary and on the basis of the achievement of certain individual and corporate financial goals. The bonuses actually earned by each individual during fiscal 1999 are to be paid in fiscal 2000, 2001 and 2002.

  . Commission The Vice President of Sales participates in the Company's sales commission plan along with most of the Company's sales personnel. Under this plan, participants receive commissions based on achieving certain billings targets.

 Equity-Based Compensation:

   Stock options provide additional incentives to officers to work to maximize stockholder value. The options become available for purchase over a defined period to encourage officers to continue their employment with the Company. In line with its compensation philosophy, the Company grants stock options to employees at all levels of the organization based on each individual's contribution to the Company.

Chief Executive Officer Compensation

   Louis R. Tomasetta has been President and Chief Executive Officer of the Company since its incorporation in 1987. His total compensation consists of base salary, bonus and employee stock options. In determining Mr. Tomasetta's compensation, the Committee evaluates:

  .  Corporate performance

  .  His individual performance

  .  Compensation paid to other executive officers of the Company

  .  Compensation paid to chief executive officers of comparable companies

   For fiscal year 1999, Mr. Tomasetta's salary was $269,231. He received non-statutory options to purchase 760,000 shares of common stock under the Company's 1991 Stock Option Plan at an exercise price of $9.0313. These options are for a ten-year term and become available to purchase in annual installments of 20% of the total number of shares granted beginning on October 1, 1999. Mr. Tomasetta's equity ownership in the Company includes 694,036 shares of common stock and stock options to purchase an additional 2,070,312 shares. He shares significantly in the success of the Company's business with the other stockholders.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                           OF DIRECTORS
                                          Pierre R. Lamond
                                          James A. Cole
                                          Alex Daly

                                 OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of non-employee directors only. Pierre
R. Lamond, Chairman of the Board of the Company, is a general partner of a venture capital firm that invested in the Company prior to its initial public offering in 1991.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on a review of forms filed or written notice that no annual forms were required, the Company believes that from October 1, 1998 to September 30, 1999, all SEC filings of its officers, directors and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act.

Other

   The Company knows of no other matters to be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as the Company may recommend.

                                          The Board of Directors

Camarillo, California
December 17, 1999

                                     PROXY

                       VITESSE SEMICONDUCTOR CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 2000

The undersigned stockholder of Vitesse Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 17, 1999, and hereby appoints Louis R. Tomasetta and Eugene F. Hovanec, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on January 25, 2000, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be brought before the meeting or any adjournments thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



 SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SEE REVERSE
    SIDE                                                               SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED BELOW.

1. To elect five directors of the Company to serve for the ensuing one year until the Company's 2001 Annual Meeting of Stockholders and until their successors are elected.
   Nominees:  Pierre R. Lamond, James A. Cole, Alex Daly, John C. Lewis, Louis
              R. Tomasetta

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

2. To approve an amendment to the Directors' Stock Option Plan to reserve an additional 250,000 shares of Vitesse common stock thereunder for issuance.

3. To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for an increase in authorized shares of Common Stock, par value $0.01 per share, of the Company from 250,000,000 to 500,000,000.

4. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.


Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If the signer is a partnership, please sign in partnership name by authorized person.

Signature:                 Date:           Signature:              Date:
          ----------------       ---------           --------------     --------